Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,274,648)
Unrealized Gain (Loss) on Market Value of Futures	3,532,378
Dividend Income	99
Interest Income	1,011
ETF Transaction Fees	350
Total Income (Loss)	$2,259,190

Expenses
General Partner Management Fees	$13,042
Professional Fees	7,241
Brokerage Commissions	5,780
Non-interested Directors' Fees and Expenses	173
Prepaid Insurance Expense	77
NYMEX License Fee	326
Total Expenses	26,639
Expense Waiver	(10,004)
Net Expenses	$16,635
Net Income (Loss)	$2,242,555

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/15	$26,670,685
Withdrawals (50,000 Shares)	(3,274,375)
Net Income (Loss)	2,242,555

Net Asset Value End of Month	$25,638,865
Net Asset Value Per Share (400,000 Shares)	$64.10

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612